Exhibit 24.1

POWER OF ATTORNEY

The undersigned directors of Carbonite, Inc., a Delaware corporation (the “Company”), do hereby nominate, constitute and appoint Mohamad Ali, Anthony Folger and Cassandra Hudson, and each of them individually, the true and lawful attorney or attorneys of the undersigned, with power to act with or without the other and with full power of substitution and resubstitution, to execute in the name and on behalf of the undersigned as directors and officers of the Company, the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2018 and any and all amendments thereto; and each of the undersigned hereby ratifies and approves all that said attorneys or any of them shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney in one or more counterparts on the date set opposite his or her name.

Signature	Title	Date

/s/ Stephen Munford	Chairman of the Board of Directors	February 28, 2019
Stephen Munford

/s/ Marina Levinson	Director	February 28, 2019
Marina Levinson

/s/ Charles Kane	Director	February 28, 2019
Charles Kane

/s/ Todd Krasnow	Director	February 28, 2019
Todd Krasnow

/s/ David Friend	Director	February 28, 2019
David Friend

/s/ Linda Connly	Director	February 28, 2019
Linda Connly

/s/ Scott Daniels	Director	February 28, 2019
Scott Daniels

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